UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Binney Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described under Item 5.07 of this Current Report on Form 8-K (this “Form 8-K”), at the 2024 Annual Meeting (as defined below) of Moderna, Inc. (the “Company”), and upon the recommendation of the Board of Directors (the “Board”) of the Company, the Company’s stockholders approved (i) a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to provide shareholders holding no less than 20% of the Company’s outstanding shares the right to call a special meeting of stockholders (the “Special Meeting Amendment”) and (ii) a Certificate of Amendment to the Charter to provide for the exculpation of the Company’s executive officers, as permitted under Delaware law (the “Officer Exculpation Amendment” and, together with the Special Meeting Amendment, the “Amendments”). The Amendments were previously approved by the Board, subject to stockholder approval.

The Amendments are described in detail under “Proposal No. 4: Amend Our Certificate of Incorporation to Provide Shareholders the Right to Call a Special Meeting” and “Proposal No. 5: Amend Our Certificate of Incorporation to Reflect New Delaware Law Provisions Allowing for Officer Exculpation” beginning on pages 79 and 81, respectively, of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2024 (the “Proxy Statement”) in connection with the Annual Meeting. The text of the Amendments was included as Appendix A and Appendix B to the Proxy Statement.

Each of the Amendments became effective upon the Company’s filing the Amendments with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on May 8, 2024. The Board also approved a Restated Certificate of Incorporation of the Company (the “Restated Certificate”), integrating all amendments to date to the Charter pursuant to Section 245 of the Delaware General Corporation Law, which became effective upon filing with the Delaware Secretary of State on May 8, 2024.

The foregoing descriptions of the Amendments and the Restated Certificate do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Additionally, the Board previously approved a corresponding amendment to the Company’s Second Amended and Restated By-laws (the “By-laws”), subject to stockholder approval of the Special Meeting Amendment, to include safeguards and requirements for calling special meetings, as described on page 80 of the Proxy Statement. The By-laws became effective on May 8, 2024. A copy of the By-laws, as amended, is filed as Exhibit 3.2 to this Form 8-K and incorporated by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 6, 2024, the Company held its previously announced 2024 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The final voting results for the Annual Meeting are as follows:

Proposal 1. Election of directors.

By the vote reflected below, the Company’s stockholders elected each of the following individuals to serve as a Class III director for a three-year term expiring at the Company’s 2027 Annual Meeting of Stockholders and until his or her respective successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

	For	Against	Abstain	Broker
				Non-Votes
Robert Langer	220,067,098	54,371,254	148,729	30,155,098
Elizabeth Nabel, M.D.	266,133,109	8,295,214	158,758	30,155,098
Elizabeth Tallett	258,746,566	15,688,110	152,405	30,155,098

Proposal 2. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers. The result of the stockholders’ vote with respect to the approval of the compensation of the named executive officers was as follows:

Votes For	Votes Against	Abstain
248,175,284	25,923,518	488,279

There were 30,155,098 broker non-votes on the proposal.

Proposal 3. Ratification of appointment of independent registered public accounting firm.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, with the votes cast as follows:

Votes For	Votes Against	Abstain
302,267,645	1,386,579	1,087,955

Proposal 4. Management proposal to approve an amendment to the Amended and Restated Certificate of Incorporation to provide stockholders the right to call a special meeting.

The Company’s stockholders approved an amendment to the Charter to provide stockholders the right to call a special meeting, as described in Item 5.03.

Votes For	Votes Against	Abstain
273,872,750	586,572	127,759

There were 30,155,098 broker non-votes on the proposal.

Proposal 5. Management proposal to approve an amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

The Company’s stockholders approved an amendment to the Charter to reflect new Delaware law provisions regarding officer exculpation, as described in Item 5.03.

Votes For	Votes Against	Abstain
265,052,863	9,259,011	275,207

There were 30,155,098 broker non-votes on the proposal.

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

3.1	Restated Certificate of Incorporation of Moderna, Inc.
3.2	Second Amended and Restated By-laws of Moderna, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2024	MODERNA, INC.

	By:	/s/ Shannon Thyme Klinger
Shannon Thyme Klinger
Chief Legal Officer and Corporate Secretary